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McCULLAGH                                                                10.7.1
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(GE) A Unit of GE Capital Fleet Services

MASTER LEASE AGREEMENT                                          CUSTOMER # 61824
(NATIONAL)
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This Lease Agreement (herein the "Agreement") is made and entered into by and between Gelco Corporation, a Minnesota corporation with its administrative offices in Eden Prairie, Minnesota, doing business as MCCULLAGH LEASING (herein the "LESSOR"), and Seitel Geophysical, Inc., a/an Delaware corporation (herein the "LESSEE").

         (1)     LEASE OF VEHICLES:

                 (a) LEASE. LESSOR hereby agrees to lease to LESSEE and LESSEE hereby agrees to lease from LESSOR certain automobiles, trucks, trailers and/or equipment (herein "Vehicle(s)") from time to time during the term of this Agreement.

                 (b) NEW VEHICLE ORDER. LESSEE shall evidence its agreement to lease a Vehicle hereunder by executing a written or electronic New Vehicle Order for such Vehicle on the form from time to time established by LESSOR. The New Vehicle Order shall set forth complete specifications as to each Vehicle including all equipment necessary to its lawful operation, and the place and desired date of delivery, and the lease term of the Vehicle (herein "Lease Term"). In the event any New Vehicle Order is canceled by LESSEE, LESSEE agrees to reimburse LESSOR for any expenses or losses incurred as a result of such cancellation.

                 (c) ACCEPTANCE AND DELIVERY. LESSEE's execution of a New Vehicle Order shall obligate LESSEE to lease the Vehicle specified therein effective upon its delivery to LESSEE. At the time of delivery of such Vehicle, such New Vehicle Order, together with the Delivery Receipt for such Vehicle, if any, shall become a part of this Agreement. The Delivery Receipt shall be on the form from time to time established by LESSOR. LESSEE's acceptance of a Vehicle shall constitute a warranty by LESSEE that the party accepting such Vehicle has the authority to do so on behalf of LESSEE, and that the Vehicle conforms to the New Vehicle Order. Upon acceptance of each Vehicle, LESSEE agrees that LESSEE's obligation to pay rent and other amounts hereunder with respect to such Vehicle shall be unconditional; and LESSEE shall not be entitled to any reduction of, or setoff against, such amounts (provided, however, that any payment by LESSEE shall not prejudice LESSEE's right to claim adjustment or reimbursement), nor shall this Agreement terminate or the obligations of LESSEE be affected by reason of any defect in, damage to or loss of possession, use or destruction of any Vehicle from any cause, unless such obligations have been terminated pursuant to the express terms hereof. When a Vehicle is available for delivery, LESSEE shall take delivery within five (5) business days of notice.

         (2)     TERM:

                 (a) TERM OF AGREEMENT. The term of this Agreement shall be indefinite commencing on the date hereof, and continuing until canceled in the manner set forth in this Agreement, or until either party hereto terminates the same upon thirty (30) days' written notice to the other. Even after the cancellation or termination of this Agreement, all Vehicles then leased by LESSEE shall continue to be subject to the terms, conditions and covenants contained in this Agreement, until each of such terms, conditions and covenants has been fulfilled and no such cancellation or termination shall affect any rights or obligations in existence prior to the effective date of such cancellation or termination. Vehicles for which New Vehicle Orders have been signed by LESSEE but which Vehicles have not been delivered to LESSEE





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as of the effective date of such cancellation or termination, at the option of
LESSOR, shall be deemed leased hereunder.

                 (b) VEHICLE LEASE TERM. The Lease Term for each Vehicle shall be as specified in the respective New Vehicle Order. With respect to any Vehicle leased pursuant t this Agreement, the minimum non-cancelable term of lease for such Vehicle shall be twelve (12) months, commencing on the date of delivery of such Vehicle to LESSEE, and thereafter the term of the lease shall be on a month-to-month basis. Unless a different Lease Term is set forth in the New Vehicle Order, the term of lease for each Vehicle shall not extend beyond a maximum of fifty (50) months for automobiles, seventy-two (72) months for light trucks and ninety-six (96) months for medium and heavy duty trucks. In no event shall LESSEE keep any Vehicle beyond the Lease Term of the Vehicle set forth in the New Vehicle Order for such Vehicle; or, if a Lease Term is, for any reason, not so specified beyond the maximum term of lease provided herein.

         (3) LESSEE'S OPERATION OF VEHICLES: LESSEE shall use the Vehicles in the United States for business purposes and in a safe and lawful manner, and shall comply with all federal, state, county and municipal statutes, ordinances and regulations which may be applicable to the leasing, use or operation of the Vehicles. In addition, LESSEE shall prepare and furnish to LESSOR all documents, returns or forms legally required to be prepared by LESSEE. LESSEE shall be solely responsible for any fines or penalties assessed for violations of any statute, ordinance, bylaw or regulation of any governmental authority, as a result of the use or operation of the Vehicles by any of LESSEE's employees, agents, sublessees, subcontractors, or any third party, and shall keep the Vehicles free from any liens and encumbrances. LESSEE agrees to operate only those Vehicles which have adequate insurance coverage and to comply with all conditions of insurance related to the Vehicles, to maintain the Vehicles and all accessories and equipment thereon in safe and good mechanical condition and running order at all times and to furnish all supplies, accessories, and other essentials required for the use or operation of the Vehicles. LESSEE shall comply and shall cause all persons operating the Vehicles to comply with such instructions covering the operation and maintenance of the Vehicles as LESSOR may furnish from time to time, and with the manufacturer's operating procedures and warranty requirements. LESSEE shall not make any addition, alteration, or improvement to a Vehicle without the prior written consent of LESSOR, which shall not be unreasonably withheld. All repairs, replacement parts, additions, alterations, or improvements made to a Vehicle become the property of LESSOR and shall be surrendered with the Vehicle at the termination or cancellation of that Vehicle's Lease Term. In no event will the Vehicles be used to transport any hazardous substances or for the transportation of persons for hire.

         (4)     WARRANTIES:

                 (a) Assignment of Manufacturer's Warranties. LESSOR hereby assigns to LESSEE, for and during the Lease Term of a Vehicle, any warranty of the manufacturer, express or implied, issued on such Vehicle, and hereby authorizes LESSEE to obtain the customary service furnished by the manufacturer in connection therewith, at LESSEE's expense. LESSEE ACKNOWLEDGES AND AGREES LESSOR IS NOT THE MANUFACTURER, DESIGNED OR A DISTRIBUTOR OF THE VEHICLES, AND THAT EACH VEHICLE IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE AND SUITABLE FOR ITS PURPOSES.

                 (b) LESSOR DISCLAIMER. THERE ARE NO WARRANTIES OR OTHER RIGHTS PROVIDED BY LESSOR OR THE MANUFACTURER OTHER THAN THE MANUFACTURER'S WARRANTIES ASSIGNED TO LESSEE, COPIES OF WHICH LESSEE ACKNOWLEDGES HAVING PREVIOUSLY RECEIVED. LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE, INCLUDING, BUT NOT LIMITED TO:
THE MERCHANTABILITY OF A VEHICLE OR ITS FITNESS FOR A PARTICULAR PURPOSE; THE DESIGN,





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QUALITY OR CAPACITY OF A VEHICLE; COMPLIANCE OF A VEHICLE WITH THE REQUIREMENTS
OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; IT BEING AGREED THAT THE VEHICLES ARE LEASED "AS IS." WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSOR SHALL NOT BE LIABLE TO LESSEE, ITS CUSTOMERS, OR THIRD
PARTIES FOR ANY DEFECTS, EITHER LATENT OR PATENT, IN ANY VEHICLE, OR FOR ANY DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY VEHICLE, OR FOR ANY DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR NEGLIGENCE, OR FOR ANY LOSS OF USE OF ANY VEHICLE, OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS BY ITS INABILITY TO USE ANY VEHICLE FOR ANY REASON. LESSOR SHALL HAVE NO LIABILITY
FOR ANY FAILURE OF OR DELAY IN DELIVERY OF THE VEHICLES OR FOR THE BREACH OF
ANY REPRESENTATION OR WARRANTY MADE BY THE MANUFACTURER. LESSOR MAKES NO REPRESENTATION AS TO THE TREATMENT BY LESSEE OF THIS LEASE FOR FINANCIAL STATEMENT OR TAX PURPOSES.

         (5) COSTS, EXPENSES, FEES AND CHARGES: LESSEE covenants that it will pay all costs, expenses, fees, charges and taxes (other than federal income or state income taxes of LESSOR) incurred in connection with the titling, registration, delivery, purchase, sale, rental, installation, use or operation of the Vehicles during the term of this Agreement in addition to the rental herein provided. If LESSOR incurs or is compelled to pay any of such costs, LESSEE shall, upon demand from LESSOR, promptly reimburse LESSOR for the same. If LESSOR pays any fines, tickets, penalties or other charges related to a violation by LESSEE of any local, state or federal law or regulation, or if LESSOR is served with any legal process, LESSEE shall, upon demand, promptly reimburse LESSOR for the same and pay the then current administrative charge assessed by LESSOR for processing each fine, ticket, penalty or other such charge on behalf of LESSEE.

         (6) REGISTRATION PLATES, ETC.: LESSEE shall at its own expense, obtain in the name of LESSOR all registration plates and other plates, permits or licenses required to be obtained in connection with the Vehicles, or related to their operation or use except for the initial registration plates which LESSOR shall obtain at LESSEE'S expense. LESSOR shall issue to LESSEE for such purpose, appropriate limited powers of attorney and/or such authority as may be necessary or required. Both LESSOR and LESSEE covenant and agree to cooperate and to furnish any and all information or documentation which may be reasonably necessary to enable compliance with the provisions of this Section or any local, state or federal law or regulation. LESSEE shall not, without LESSOR's written consent, permit any Vehicle to be located in a state other than the state in which such Vehicle is then titled for any continuous period of time that would require such Vehicle to become subject to the titling and/or registration laws of such other state.

         (7)     RENTAL CHARGES:

                 (a) MONTHLY RENTAL. LESSEE will pay LESSOR and LESSOR will accept as payment from LESSEE, as rental for each Vehicle, the Monthly Rental set forth in the Lease Schedule hereto, as such Lease Schedule may be amended from time to time, plus all other rental charges provided for in this Agreement. Monthly Rental shall be paid as follows:

                 (i) The payment of Monthly Rentals for each Vehicle shall begin on the first (1st) day of the calendar month in which the Vehicle is delivered to LESSEE, if delivered on or before the fifteenth (15th) day of the month, or on the first (1) day of the next succeeding calendar month, if delivered on or after the sixteen (16th) day of the month.

                 (ii) The payment of Monthly Rentals for each Vehicle shall begin on the first (1st) day of the calendar month in which the Vehicle is delivered to LESSEE, if delivered on or before the





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         fifteenth (15th) day of the month, or on the first day of the next succeeding calendar month, if delivered on or after the sixteenth
         (16th) day of the month.

                 (iii) Monthly Rentals shall be paid on the first (1st) day of each calendar month during the rental payment period with respect to each Vehicle. If a Vehicle is delivered to Lessee on or before the fifteenth (15th) day of a month, the first month's rental shall be paid on the first (1st) day of the next succeeding calendar month, together with the rental payment for such next succeeding calendar month.

Monthly Rentals shall be paid without abatement, setoff, counterclaim or defense for any reason whatsoever, regardless of the actual use of the Vehicles by LESSEE.

         LESSEE acknowledges that the Monthly Rental has been established based on a presumed after-tax return to LESSOR. If any changes in federal or state tax laws or regulations cause LESSOR's after-tax return to be reduced, LESSOR may, in compensation, prospectively adjust the Monthly Rental.

                 (b) INVOICES. LESSOR shall render to LESSEE each month an invoice for Monthly Rentals due that month for all Vehicles, together with a statement of all miscellaneous fees, taxes, costs, expenses, and charges due to LESSOR from LESSEE. Time is of the essence. All charges are due and payable upon receipt of an invoice. LESSEE shall pay to LESSOR a late payment penalty in the amount of one and one-half percent (1 1/2%) or the highest legal interest rate, whichever is less, per month or fraction thereof on any invoice the payment of which is not in the possession of LESSOR on or before the tenth
(10th) day from the date of such invoice (or if such 10th day falls on a weekend or holiday, then the immediately preceding business day). LESSEE agrees to carefully review each invoice or other statement provided by LESSOR. All invoices and statements rendered by LESSOR shall be presumed correct and accurate and constitute an account stated between LESSOR and LESSEE unless, within thirty (30) days after receipt thereof, LESSEE shall deliver written objection thereto specifying any errors in the invoice or statement. In such event, LESSOR's sole liability and LESSEE's exclusive remedy shall be to make appropriate adjustments in LESSEE's account. All charges are based upon LESSOR's standard operating routines, computer systems capabilities, and existing business policy and are subject to change upon notice. Additional services and special handling required by LESSEE will be subject to negotiation. Nothing contained in this Agreement shall prevent LESSOR from obtaining compensation from manufacturers, suppliers or other vendors.

         (8)     SURRENDER AND DISPOSITION OF VEHICLES:

                 (a) EARLY TERMINATION. So long as LESSEE is not in default, LESSEE may, at any time after the minimum non-cancelable term of lease of twelve (12) months, terminate the Lease Term of any Vehicle by giving LESSOR written notice of surrender as provided below. If LESSEE surrenders a Vehicle prior to the end of the minimum Lease Term, LESSEE shall pay the Interest Adjustment Charge provided for in the Lease Schedule, if any.

                 (b) NOTICE OF SURRENDER. At the end of the Lease Term or in the event of an early termination as provided above, LESSEE shall provide LESSOR with written notice of its desire to surrender a Vehicle. LESSOR shall use its best efforts to pick up or to cause a Vehicle to be picked up within thirty (30) days of the date of such notice. In such notice, LESSEE may designate the date upon which it desires a Vehicle to be picked up, and LESSOR shall endeavor to accommodate such request. Vehicles shall continue to be subject to the terms and conditions of this Agreement through the date of surrender, which shall be the date LESSOR takes actual possession of the respective Vehicle.





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                 (c)      SURRENDER.  Any Vehicle that LESSOR advises LESSEE is
outside of its custom pickup area shall be surrendered to LESSOR at such place as LESSOR and LESSEE may agree upon in writing. Each vehicle, whether picked up by LESSOR or dropped off by LESSEE, shall be surrendered in good and safe operating condition. At the time of surrender, LESSEE shall complete, sign and deliver to LESSOR, a Used Vehicle Condition Report on a form supplied by LESSOR with respect to such Vehicle. Such surrender shall include all license plates, registration certificates, documents of title and odometer certifications and other documentation necessary to effect the sale or other disposition of the Vehicle. LESSEE shall remove any personal property prior to surrender. Any personal property left in a Vehicle after surrender shall be deemed abandoned and may be disposed of by LESSOR without liability. LESSOR shall sell each Vehicle within a reasonable time after the date of surrender.

                 (d) DISPOSITION OF VEHICLES. LESSOR shall, and LESSEE may, solicit from prospective purchasers in the wholesale vehicle market cash bids for surrendered Vehicles on an AS IS, WHERE IS BASIS, WITHOUT RECOURSE OR WARRANTY. Such Vehicles shall be sold in a commercially reasonable manner for cash payable in full upon delivery. If repairs to a Vehicle surrendered by LESSEE shall be deemed advisable by LESSOR before sale, LESSOR shall so notify LESSEE and LESSEE shall pay all costs for such repairs. Without limiting the generality of the foregoing, LESSOR shall have the right to sell Vehicles to any dealer or broker or any other party, including to or through companies affiliated with LESSOR.

                 (e) TERMINAL RENTAL ADJUSTMENT. From the proceeds realized from any sale of a Vehicle, there shall first be deducted all direct expenses paid or incurred by LESSOR in connection with such Vehicle and its sale from time of surrender through date of sale, the balance remaining to constitute the net proceeds (herein the "Net Proceeds"). The Net Proceeds from the sale of any such Vehicle shall be payable to LESSOR.

                          (i) If the Net Proceeds exceed the Capitalized Cost (as defined in the Lease Schedule) of such Vehicle reduced by an amount equal to the aggregate of the amortization (calculated using the amortization rate set forth in the Lease Schedule) paid on such Vehicle (herein the "Unamortized Book Value"), LESSOR shall retain an amount equal to the Unamortized Book Value on the Vehicle sold, and LESSEE shall receive the remaining excess as a refund of rental; provided, however, if LESSEE is in default hereunder, such remaining excess, if any, shall be applied to reduce the amount of default.

                          (ii) If the Net Proceeds are less than the Unamortized Book Value of the Vehicle sold, LESSEE shall pay LESSOR, in cash, as a rental charge adjustment, the amount of such deficiency.

         (9)     INSURANCE:

                 (a) COVERAGES. LESSEE shall, at LESSEE's expense, procure from a responsible insurance company acceptable to LESSOR, prior to delivery of each Vehicle, and shall maintain during the time that any Vehicles are leased by LESSEE from LESSOR, the following insurance coverage:

                          (i)     Public liability and property damage
                 insurance (comprehensive automobile liability) insuring LESSOR, and its assigns, if any, LESSEE and any person having possession of or using a Vehicle, against liability for death, bodily injury, and property damage resulting from ownership, maintenance, use or operation of a Vehicle with limits of coverage as LESSOR may require but in no event less than one million dollars





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                 ($1,000,000.00) combined single limit per occurrence (five million dollars ($5,000,000.00) for multi- passenger or I.C.C. regulated vehicles).

                          (ii) Comprehensive and collision insurance insuring LESSOR, and its assigns, if any, against loss and/or damage to each Vehicle arising out of any risk covered by such insurance (including without limitation, fire, theft, casualty, malicious mischief, falling objects, missiles, glass breakage, smoke, riot or civil commotion) with limits of coverage as LESSOR may require but in no event less than the actual cash value of each Vehicle subject to a five hundred dollar ($500.00) deductible. In the event of loss or damage to the Vehicle, LESSEE agrees to immediately reimburse LESSOR the amount of the deductible hereunder, without regard to who is responsible.

The above insurance shall also include the following, in amounts not less than the applicable minimum legal requirements: (i) uninsured/underinsured motorist coverage, and (ii) no fault protection. LESSEE shall in addition provide general liability insurance covering LESSEE's indemnification responsibilities hereunder.

                 (b) CONDITIONS. LESSOR shall be named as an Additional Insured on the required liability and property damage insurance, and as the Loss Payee on the required collision and comprehensive damage insurance. All insurance policies required hereunder shall provide for thirty (30) days' prior written notice to LESSOR and its assigns, if any, of any cancellation or reduction in coverage. LESSEE shall deliver to LESSOR, prior to the delivery of any Vehicle to LESSEE, or prior to the effective date of any cancellation or expiration of such insurance as the case may be, the insurance policy, a certificate or other satisfactory evidence of the maintenance of the insurance required hereunder. LESSOR shall be under no duty to examine such policies, certificates, or other evidence of insurance, or to advise LESSEE in the event that its insurance is not in compliance with this Agreement. LESSEE, in the event of default, hereby appoints LESSOR as LESSEE's attorney-in-fact to receive payment of and endorse all checks and other documents and to take nay other actions necessary to pursue insurance claims and recover payments if LESSEE fails to do so. Any expense of LESSOR in adjusting or collecting insurance shall be borne by LESSEE.

                 (c) COOPERATION. LESSEE, its drivers, employees and agents shall cooperate fully with LESSOR and the insurance carriers insuring the hazards enumerated herein in the investigation, defense and prosecution of any and all claims or suits arising from the operation of the Vehicles. If any claim is made or action commenced for death, personal injury or property damage resulting from the ownership, maintenance, use or operation of any Vehicle, LESSEE shall promptly notify LESSOR thereof and forward to LESSOR a copy of every demand, notice, summons or other process received in connection therewith. LESSEE shall furnish to LESSOR a report of any accident involving a Vehicle (on the form furnished by the insurer) within three (3) days of such accident. LESSEE shall make all filings or reports required by state, local or municipal law or regulations as a result of any accident involving a Vehicle.

         (10) INDEMNIFICATION BY LESSEE: LESSEE COVENANTS AND AGREES TO INDEMNIFY, SAVE HARMLESS AND DEFEND LESSOR, ANY EMPLOYEE OF LESSOR, AND ANY PARENT, SUBSIDIARY OR AFFILIATE OF LESSOR, AGAINST ANY AND ALL LIABILITY, CLAIMS FOR LOSS, DAMAGE, OR INJURY AND FROM AND AGAINST ANY SUITS, ACTIONS, OR LEGAL PROCEEDINGS OF ANY KIND BROUGHT AGAINST LESSOR FOR OR ON ACCOUNT OF ANY PERSON(S) OR LEGAL ENTITY, OR ON ACCOUNT OF ANY INJURIES RECEIVED OR SUSTAINED BY ANY PERSON(S) OR LEGAL ENTITY IN ANY MANNER, DIRECTLY OR INDIRECTLY CAUSED BY, INCIDENT TO, OR SUSTAINED BY ANY PERSON(S) OR LEGAL ENTITY IN ANY MANNER, DIRECTLY OR INDIRECTLY CAUSED BY, INCIDENT TO, OR GROWING OUT OF WHOLLY OR IN PART, THE LEASING,





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MAINTENANCE, USE, CONDITION (INCLUDING, BUT NOT LIMITED TO, PATENT OR LATENT
DEFECTS WHETHER OR NOT DISCOVERABLE BY LESSOR OR LESSEE, PRODUCT LIABILITY CLAIMS, AND THE CONDITION OF ANY VEHICLE UPON SALE OR OTHER DISPOSITION), OPERATION, RETURN, SURRENDER, SALE OR OTHER DISPOSITION OF ANY VEHICLE, OR THE PREACH BY LESSEE OF ANY COVENANT OR CONDITION OF THIS AGREEMENT. IN THE EVENT LESSOR SELLS ANY VEHICLE TO LESSEE, TO ANY EMPLOYEE OF LESSEE OR TO ANY PURCHASER FROM WHOM LESSEE OBTAINS AN OFFER, LESSEE'S COVENANTS OF INDEMNITY SHALL CONTINUE. LESSEE FURTHER AGREES TO TAKE UPON ITSELF THE SETTLEMENT OF ALL SUCH CLAIMS AND THE DEFENSE OF ANY SUIT OR SUITS, OR LEGAL PROCEEDINGS OF ANY KIND BROUGHT TO ENFORCE SUCH CLAIM OR CLAIMS, AND TO PAY ALL JUDGMENTS ENTERED IN SUCH SUIT OR SUITS AND ALL COSTS, ATTORNEYS' FEES OR OTHER EXPENSES. IN ANY INSTANCE WHERE SAID CLAIMS IN ANY WAY AFFECT LESSOR'S INTERESTS UNDER THIS AGREEMENT, LESSEE SHALL NOT CONSUMMATE ANY SETTLEMENT WITHOUT LESSOR'S PRIOR WRITTEN CONSENT.

         THE FOREGOING LESSEE'S COVENANTS OF INDEMNITY DO NOT ENCOMPASS ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LESSOR, BUT ARE OTHERWISE ABSOLUTE AND UNCONDITIONAL AND SHALL CONTINUE IN FULL FORCE AND EFFECT REGARDLESS OF WHERE, HOW OR BY WHOM ANY VEHICLE IS OPERATED, AND NOTWITHSTANDING ANY INSURANCE COVERAGE THAT LESSEE MAY CARRY OR THE TERMINATION OR CANCELLATION OF THIS AGREEMENT.

         THE PROVISIONS OF THIS SECTION COMPREHEND, BUT WITHOUT LIMITATION, LIABILITY AND CLAIMS, HOWSOEVER ARISING, WHETHER BY REASON OF NEGLIGENCE, BREACH OF WARRANTY, DEFECT IN MANUFACTURE OR MAINTENANCE OR OTHERWISE, AND EVEN THOUGH STRICT LIABILITY BE CLAIMED.

         (11) LESSOR-LESSEE RELATIONSHIP: THE PARTIES INTEND THAT THIS AGREEMENT BE A TRUE LEASE. The parties agree that this is not an agreement of partnership or employment of LESSOR or of any of LESSOR's employees by LESSEE and that LESSOR is an independent contractor. Except as may be specifically provided in an executed Power of Attorney, neither LESSEE nor any employee of LESSEE shall have any authority to act on behalf of LESSOR or be deemed to be the agent, servant or employee of LESSOR. Nothing herein contained shall give or convey to LESSEE any right, title or interest in and to any Vehicle leased hereunder except as LESSEE, and LESSEE shall have no option to purchase any Vehicle. LESSOR shall have the right at any time to mark the Vehicle stating its interest as owner and LESSEE will execute such statements as LESSOR may request confirming LESSOR's ownership. In the event that, contrary to the intention of the parties hereto, this Agreement is deemed to be other than a lease, LESSEE hereby grants LESSOR a security interest in the Vehicles and all proceeds, accessions, chattel paper, equipment and general intangibles related thereto to secure all of LESSEE's obligations hereunder. At LESSOR's request, LESSEE agrees to execute any financing statements or other instruments necessary or expedient for filing, recording or perfecting the interest and title of LESSOR. A photostatic copy or other reproduction of this Agreement shall be sufficient as a financing statement.

         (12) STATEMENTS AND RIGHTS OF INSPECTION: LESSOR shall have the right to inspect any Vehicle and the records of LESSEE pertaining to the Vehicles at any reasonable time upon reasonable notice. The creditworthiness of LESSEE and any guarantor is a material condition to this Agreement. LESSEE shall provide LESSOR with LESSEE's financial statements and any other information LESSOR may require from time to time during the term of this Agreement.

         (13)    DEFAULT:





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                 (a)      EVENT OF DEFAULT.  In the event LESSEE shall fail to
make the payments as herein provided or, after ten (10) days' written notice, shall fail to perform any of its covenants under this Agreement, or in the event LESSEE or any guarantor shall (i) make an assignment for the benefit of creditors, or suffer a receiver or trustee to be appointed, or file or suffer to be filed any petition under any bankruptcy or insolvency law of any jurisdiction, or (ii) suspend business or commit any act amounting to a business failure; or (iii) suffer an attachment or tax lien against any of its property; or (iv) make a voluntary assignment or transfer of any Vehicle or of any or all of its interest hereunder (in a manner or to a person not permitted by the terms hereof), or of all or substantially all of its property; or (v) die (if an individual), or its corporate or partnership existence (as the case may be) shall cease or terminate; or (vi) commit or omit any act which LESSOR reasonably determines impairs LESSEE's prospect of making payments or performing any of the other covenants required by LESSEE hereunder; or (vii) be in default under any other Agreement it may have with LESSOR or any parent, subsidiary or affiliate of LESSOR; or (viii) suffer a material adverse change in operating or financial condition which impairs LESSEE's ability to perform its obligations hereunder or LESSOR's title or rights to the Vehicles; or (ix) deliver or make any representation or warranty herein, or in any document delivered to LESSOR in connection herewith, which shall prove to be false or misleading in any material respect; or (x) fail to complete an odometer disclosure form or make a false statement on an odometer disclosure form; then in such event LESSEE shall be in default under this Agreement, and LESSOR shall have the rights and remedies hereinafter specified together with all other remedies available at law or in equity.

                 (b) REMEDIES. Upon an event of default, LESSOR may, at its option:

                          (i) Cancel this agreement with respect to any or all of the Vehicles hereunder, in which event LESSEE shall immediately deliver, at its sole cost and expense, any and all such Vehicles to a location or locations specified by LESSOR, and collect from LESSEE damages as provided below; or

                          (ii) Repossess any and all Vehicles hereunder wherever they may be found (and for that purpose LESSOR or its agents may enter upon any premises of or under the control of LESSEE or any other person) without canceling this Agreement and collect damages as provided below.

         LESSOR's rights and remedies are cumulative and not exclusive and the exercise of one remedy shall not preclude any other remedy.

                 (c) DAMAGES. Notwithstanding repossession and sale made by LESSOR of any Vehicle, LESSOR shall have the right to recover from LESSEE all damages that LESSOR sustains by reason of LESSEE's default. Such damages shall include but not be limited to:

                          (i) The full amount of Monthly Rentals then due and unpaid, if any;

                          (ii) Any and all expenses of repossession of the Vehicle(s);

                          (iii) All other amounts of any nature due under this Agreement including, without limitation, any applicable interest Adjustment Charge and any amount due as a Terminal Rental Adjustment; and

                          (iv) A sum representing fifteen percent (15%) of the total of the above, in the event that LESSOR is required to refer collection of any balance to its attorney, not a salaried employee of LESSOR.





1991 Gelco Corporation              8 of 11

         Nothing contained in this Agreement shall effect LESSOR's right to claim against any receiver or trustee or representative of debtor in bankruptcy or reorganization, or against any of the assets of the LESSEE, for sums due for any Vehicles used during the period of such bankruptcy or reorganization.

                 (d) COMPLIANCE. In case of failure by LESSEE to comply with any provision of this agreement, LESSOR shall have the right, but not the obligation, at its option, to effect such compliance as in LESSOR's sole discretion is appropriate, in whole or in part, and all expenses of LESSOR incurred in effecting such compliance plus LESSOR's then standard handling fee shall be immediately due and payable. LESSOR's effecting such compliance shall not in any way be deemed to constitute a waiver of any default by LESSEE.

         (14) FORCE MAJEURE AND NO CONSEQUENTIAL DAMAGES: LESSOR shall not be liable for any failure or delay in delivering any Vehicle for any reason, or for any failure to perform any provisions hereof, resulting from fire or other casualty, riot, strike, or other labor difficulty, governmental regulation or restriction or any cause beyond LESSOR's control. In no event shall LESSOR be liable for any loss of profits or other consequential damages or any inconveniences resulting from any theft, damage to, loss of, defect in or failure of any Vehicle or the time consumed in recovering, repairing, adjusting, servicing or replacing the same and there shall be no abatement or apportionment of rental during such time. LESSEE AGREES THAT LESSEE'S SOLE AND EXCLUSIVE REMEDY FOR ANY MATTER OR CAUSE OF ACTION RELATED DIRECTLY OR INDIRECTLY TO ANY BREACH BY LESSOR OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN LESSEE AND LESSOR SHALL BE A CAUSE OF ACTION SOUNDING IN CONTRACT AND WITH DAMAGES LIMITED TO ACTUAL AND DIRECT DAMAGES INCURRED.

         (15) ASSIGNMENTS: LESSOR may from time to time assign all or any part of its right, title and interest in this Agreement, including all moneys and claims for moneys due and to become due hereunder; provided, however, that LESSEE may remain in possession of any Vehicle until expiration of its respective Lease Term as long as LESSEE shall not be in default.

         LESSEE SHALL NOT ASSIGN, SUBLET, LIEN, ENCUMBER OR TRANSFER ANY INTEREST IN ANY OF THE VEHICLES OR ANY INTEREST IN THIS AGREEMENT TO ANY PARTY WITHOUT THE WRITTEN CONSENT OF LESSOR. ANY SUCH CONSENT BY LESSOR SHALL NOT RELIEVE LESSEE OF ITS OBLIGATIONS AND LIABILITIES HEREUNDER.

         (16) SUBSIDIARIES, PARENTS AND AFFILIATES: Any Vehicles leased by LESSOR to, or operated or used by, present or future subsidiaries, parents or affiliates of LESSEE shall be within the terms and conditions of this Agreement, unless covered by a separate lease agreement with such subsidiary, parent or affiliate, and LESSEE agrees that, in the event such subsidiary, parent or affiliate does not perform according to the terms and conditions of the Agreement, LESSEE will, upon fifteen (15) days' notice of any default, perform according to the tenor of this Agreement regarding the Vehicles on lease to such subsidiary, parent or affiliate. Such performance shall be absolute and unconditional and, with respect to amounts owing, constitute a guaranty of payment.

         (17) EXECUTION AND GOVERNING LAW: THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNTIL EXECUTED BY AN AUTHORIZED REPRESENTATIVE OF LESSOR IN EDEN PRAIRIE, MINNESOTA. THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN ALL QUESTIONS OR DISPUTES, WHETHER SOUNDING IN TORT OR CONTRACT, RELATING TO THE INTERPRETATION, PERFORMANCE, VALIDITY, ENFORCEMENT, OR EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL VEHICLES LEASED HEREUNDER SHALL BE SUBJECT TO MINNESOTA STATUTES SECTION 168A.17 SUBD. 1A.





1991 Gelco Corporation             9 of 11

         (18) SEVERABILITY: If any portion of this Agreement shall be found to be illegal, invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction to the extent necessary to allow the Court to enforce such provision in a manner which is as consistent with the original intent of the provision as possible. the striking or modification by the Court of any provision shall not have the effect of invalidating the Agreement as a whole.

         (19) WAIVER OF JURY TRIAL: BOTH PARTIES TO THIS AGREEMENT HEREBY WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY HEREUNDER.

         (20) MISCELLANEOUS: This Agreement is for the benefit of and may be enforced by the respective parties and their successors and permitted assignees and is not for the benefit of and may not be enforced by any third party. This Agreement is the product of negotiations between the parties. Each provision hereof shall be read and interpreted in accordance with its common and ordinary meaning and no ambiguity in language shall be read or interpreted in favor of or against either party.

         (21) ODOMETER DISCLOSURE STATEMENT: Federal law (and state law, if applicable) requires that LESSEE disclose, and LESSEE shall disclose, the mileage of each Vehicle to LESSOR in connection with the transfer of ownership of the Vehicle. Failure to complete an odometer disclosure form or making a false statement may result in fines and/or imprisonment.

         (22)    LOSS OF OR DAMAGES TO VEHICLES:

                 (a) RISK OF LOSS. LESSEE shall bear all risk of los, damage or destruction to the Vehicle, however caused and included without limitation, collision, fire, theft, flood, or conversion, abandonment, or unauthorized sale or concealment by agents or employees of LESSEE, or any other cause or combination of causes which may occur after the moment of delivery of the Vehicle to the moment of surrender to or repossession by LESSOR or its agent. LESSEE shall advise LESSOR of any loss, destruction or damage to the Vehicle, within three (3) days from the occurrence thereof.

                 (b)      DAMAGES.  In the event the Vehicle
suffers total loss, destruction or irreparable damage, LESSEE shall pay to LESSOR the Unamortized Book Value for such Vehicle upon receipt of an invoice for the same.  If such total loss,
destruction or irreparable damage shall occur during the period       Initials
when LESSEE would be required by the respective Vehicle Order
to pay an Early Termination Charge, then LESSEE shall                 /s/ J.S.
additionally pay the Early Termination Charge.  LESSEE's
obligation to pay rental and other expenses shall continue during     --------
any period of repairs, and in the case of total loss or irreparable damage, until LESSOR's receipt of payment thereof.  LESSEE
understands that such Unamortized Book Value plus Interest
Adjustment Charge, if any, amy exceed the actual cash value of he Vehicle as determined by the insurer of the Vehicle
and that LESSEE shall be required to pay such excess to LESSOR

         (23)    MODIFICATIONS:  This Agreement, all Exhibits
and addenda, and each respective New Vehicle Order and               Initials
Delivery Receipt contain the entire understanding of the parties and merge all oral understandings. Any modifications, changes, /s/ J.S. or amendments may be made only in writing subscribed by LESSEE and LESSOR. Failure of either party to enforce any right granted -------- herein shall not be deemed a waiver of such right.



1991 Gelco Corporation               10 of 11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized representatives.

Effective as of the 2nd of February, 1994.

MCCULLAGH LEASING (LESSOR)            Seitel Geophysical, Inc. (LESSEE)
Address: 30803 Little Mack Avenue     Principal Place of Business and
         Roseville, MI 48066-1787     Mailing Address 50 Briar Hollow Lane West
                                                     --------------------------

Regional Office Representative:                         Houston, Texas  77027
                                      -----------------------------------------

By: /s/ [illegible signature]         By: /s/ Jay N. Silverman

Title: Regional V.P.                  Title:  President

Date:  2-22-94                        Date: 2-16-94

ACCEPTED AT:

Eden Prairie, MN Representative:

By: /s/ [illegible signature]

Date: 2/24/94





1991 Gelco Corporation             11 of 11

EXHIBIT O                                                        Customer #61824


This Exhibit amends and modifies that certain Lease Agreement (hereinafter "Agreement") by and between the undersigned.

1. For the purposes of this Exhibit, the following definitions shall apply:

        Contingent Rentals Costs incurred or assessed by LESSOR to repair or recondition Vehicles that are surrendered for sale with excessive wear and tear.

        Guaranteed Residual Sixteen percent (16%) of the Capitalized Cost for Vehicles sold at or prior to twelve (12) months from the date of delivery of the Vehicle to LESSEE, and thirteen percent (13%) of the Unamortized Book Value for Vehicles sold thereafter.

2. Section 8(e)(ii) of the Agreement is amended in its entirety to read as follows:

        If the Net Proceeds are less than the Unamortized Book Value of the Vehicle sold, but equal to or greater than the Guaranteed Residual, then LESSEE shall pay LESSOR, as a rental charge adjustment, the difference between the Net Proceeds and the Unamortized Book Value, plus Contingent Rentals, if any. If the Net Proceeds are less than the Guaranteed Residual of the Vehicle sold, then LESSEE shall pay LESSOR, as a rental charge adjustment, the difference between the Guaranteed Residual and the Unamortized Book Value, plus Contingent Rentals, if any.

3. This Amendment is effective as of 2-16-94 for all Vehicles on lease at that date and all Vehicles placed in service thereafter. Except as amended by this Exhibit, all other terms and conditions of the Agreement are ratified and confirmed and remain in full force and effect.

McCULLAGH LEASING (LESSOR)              Seitel Geophysical, Inc. (LESSEE)


By:  /s/ [illegible signature]          By:  /s/ Jay N. Silverman

Title:  Regional V.P.                   Title:  President

Date:  2-22-94                          Date:  2-16-94

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